EXECUTION VERSION

exhibit 10.3

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of March 20, 2023 (as amended, restated, supplemented or modified from time to time, the “Agreement”), is given, made and entered into by EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO and each of the other Persons which become PLEDGORS hereunder from time to time, (each, a “Pledgor” and collectively, the “Pledgors”), a Pledgor of the corporations, limited liability companies, partnerships or other entities as set forth on Schedule A hereto (each a “Company” and collectively the “Companies”), and PNC BANK, NATIONAL ASSOCIATION, as the administrative agent for itself and the other Lenders under the Credit Agreement described below (the “Administrative Agent”).

WHEREAS, pursuant to that certain Credit Agreement (amended, restated, supplemented or modified from time to time, the “Credit Agreement”) dated as of March 20, 2023, by and among RICHARDSON ELECTRONICS, LTD., a Delaware corporation (the “Borrower”), each of the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent, the Administrative Agent and the Lenders have agreed to provide certain loans and other financial accommodations to the Borrower; and

WHEREAS, pursuant to and in consideration of the Credit Agreement, certain of the issued and outstanding capital stock, shares, securities, member interests, partnership interests and other ownership interests of each of the Companies is to be pledged to the Administrative Agent in accordance herewith; and

WHEREAS, each Pledgor owns the outstanding capital stock, shares, securities, member interests, partnership interests and other ownership interests of the Companies as set forth on Schedule A hereto.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.
Defined Terms.
(a)
Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).
(b)
“Pledged Collateral” shall mean and include all of each Pledgor’s present and future right, title and interest in and to the following: (i) all investment property, capital stock, shares, securities, member interests, partnership interests, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests in any entity or business or in the revenue, income, or profits thereof, (ii) all property of each Pledgor in the Administrative Agent’s possession or in transit to or from, under the custody or control of, or on deposit with, the

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Administrative Agent or any Affiliate thereof, including deposit and other accounts, (iii) cash and cash equivalents (collectively referred to herein as “Investments”, including all Investments listed on Schedule A attached hereto and made a part hereof, and all rights and privileges pertaining thereto, including, without limitation, all present and future Investments receivable in respect of or in exchange for any Investments, and all rights under shareholder, member, partnership agreements and other similar agreements relating to any Investments, all rights to subscribe for Investments, whether or not incidental to or arising from ownership of any Investments, (iv) all Investments hereafter pledged by any Pledgor to Administrative Agent to secure the Secured Obligations, (v) together with all cash, interest, stock and other dividends or distributions paid or payable on any of the foregoing, and all books and records (whether paper, electronic or any other medium) pertaining to the foregoing, including, without limitation, all stock record and transfer books, and together with whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the Code, and all other investment property and similar assets of any Pledgor; and (vi) all cash and non-cash proceeds (including, without limitation, insurance proceeds) of any of the foregoing property, all products thereof, and all additions and accessions thereto, substitutions therefor and replacements thereof.
(c)
“Company” and “Companies” shall mean one or more of the entities issuing any of the Collateral which is or should be described on Schedule A hereto.
(d)
“Foreign Company” shall mean one or more of the entities issuing any of the Pledged Collateral which is not organized under the laws of any state of the United States of America, which is, or should be, described on Schedule A.
(e)
“Secured Obligations” shall mean and include the following: (i) all now existing and hereafter arising Obligations of each and every Pledgor to the Administrative Agent, the Lenders, or any obligations in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, expenses or otherwise, of each and every of the Pledgors to the Administrative Agent, the Lenders, or providers of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product, now existing or hereafter incurred under the Credit Agreement or the Notes or the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of each and every Pledgor with respect to any one or more Letters of Credit issued by Administrative Agent or any Lender; (iii) all indebtedness, loans, obligations, expenses and liabilities of each and every of the Pledgors

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to the Administrative Agent or any of the Lenders or any obligations incurred in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product; and (iv) any sums advanced by the Administrative Agent or the Lenders or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Administrative Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Secured Obligations.
2.
Grant of Security Interests.
(a)
To secure on a first priority perfected basis the payment in full of all Secured Obligations, each Pledgor hereby grants to the Administrative Agent a continuing first priority security interest under the Code in and hereby pledges to Administrative Agent, in each case for the benefit of each of the Lenders and Administrative Agent and any provider of Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product, all of such Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral whether now or hereafter existing and wherever located.
(b)
Upon the execution and delivery of this Agreement, each Pledgor shall deliver to and deposit with the Administrative Agent in pledge, all of such Pledgor’s certificates, instruments or other documents comprising or evidencing the Pledged Collateral, together with undated stock powers, instruments or other documents signed in blank by such Pledgor. In the event that any Pledgor should ever acquire or receive certificates, securities, instruments or other documents evidencing the Pledged Collateral, such Pledgor shall deliver to and deposit with the Administrative Agent in pledge, all such certificates, securities, instruments or other documents which evidence the Pledged Collateral.
(c)
Notwithstanding anything to the contrary contained in this Agreement,
(i)
the Pledged Collateral with respect to any one Foreign Company shall not exceed sixty-five percent (65%) of the total combined voting power of all classes of capital stock, shares, securities, member interests, partnership interests and other ownership interests entitled to vote of such Foreign Company and this Agreement shall not apply to any such stock, shares, securities, member interests, partnership interests or ownership interests which are in excess of such sixty five percent (65%) limitation. To the extent the Administrative Agent receives more than sixty five percent (65%) of the total combined voting power of all classes of capital stock, shares, securities, member interests, partnership interests and other ownership interests entitle to vote of any Foreign Company, Administrative Agent shall return such excess stock, shares, securities, member interests, partnership interests and other ownership interests upon the request of a Pledgor; and
(ii)
this Pledge Agreement shall not constitute a grant of a security interest in the following and the following shall not constitute Pledged Collateral: any property or assets to the extent that such grant of a security interest is prohibited by any Law of an Official

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Body, requires a consent not obtained of any Official Body pursuant to such Law or is prohibited by, or constitutes a breach or default under, results in the termination of, or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any investment property or instruments, any applicable shareholder or similar agreement, but only to the extent, and for so long as, such Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is not terminated or rendered unenforceable or otherwise deemed ineffective under applicable Law (including, without limitation, Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, that for purposes of this clause (ii), the applicable Pledgor will use its reasonable efforts to obtain a consent to the granting and enforcement of such security interest but, in case of such Law, only if the granting of such consent is permissible under the applicable Law.
3.
Additional Actions and Further Assurances.
(a)
Prior to or concurrently with the execution of this Agreement, and thereafter from time to time upon reasonable request by the Secured Party, Pledgor, at its sole cost and expense, shall execute and deliver to the Secured Party all filings, notices, registrations for the corporate records, and all such other documents, and shall take such other action, which is necessary to obtain, preserve, protect, and maintain the Secured Party’s continuing first priority perfected security interest in the Pledged Collateral.
(b)
Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Administrative Agent, each Pledgor shall execute and deliver to the Administrative Agent all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”) which the Administrative Agent may reasonably request, in form reasonably satisfactory to the Administrative Agent, and take such other action which the Administrative Agent may reasonably request, to perfect and continue perfected and to create and maintain the first priority status of the Administrative Agent’s security interest in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement. Each Pledgor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers or employees or agents designated by the Administrative Agent) as such Pledgor’s true and lawful attorney with respect to the power to sign the name of such Pledgor on all or any of the Security Documents which the Administrative Agent determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Administrative Agent’s security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid in full (other than contingent indemnification obligations for which no claim has been asserted) and the Commitments have terminated.

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4.
Representations and Warranties.

Each Pledgor hereby jointly and severally represents and warrants to the Administrative Agent as follows:

(a)
Such Pledgor, has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have), title to its Pledged Collateral, free and clear of all Liens other than Permitted Liens and those in favor of the Administrative Agent for the Lenders and the Administrative Agent;
(b)
The capital stock shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral have been duly authorized and validly issued to such Pledgor (as set forth on Schedule A hereto), are fully paid and nonassessable and constitute the following (i) one hundred percent (100%) of the issued and outstanding capital stock, member interest, partnership interests of each of the Companies which are not Foreign Companies, and (ii) sixty five percent (65%) of the issued and outstanding capital stock, shares, securities, member interests and partnership interests of each of the Foreign Companies;
(c)
The security interests in the Pledged Collateral granted hereunder are valid, and upon the filing by the Administrative Agent of UCC-1 financing statements against the applicable Pledgor in its jurisdiction of organization, perfected and of first priority, subject to the Lien of no other Person other than Permitted Liens;
(d)
There are no restrictions upon the transfer of the Pledged Collateral and such Pledgor has the power and authority and right to transfer the Pledged Collateral owned by such Pledgor free of any encumbrances and without obtaining the consent of any other Person other than such consents as have been or will be obtained as of the date hereof or in connection with Pledged Collateral subsequently acquired by Pledgor and other than as provided in the Credit Agreement;
(e)
Such Pledgor has all necessary power to execute, deliver and perform this Agreement and all necessary action to authorize the execution, delivery and performance of this Agreement has been properly taken;
(f)
There are no actions, suits, or proceedings pending or, to such Pledgor’s knowledge, threatened against or affecting such Pledgor with respect to the Pledged Collateral, at law or in equity or before or by any Official Body which individually or in the aggregate would reasonably be expected to result in any Material Adverse Change, and such Pledgor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation which could materially and adversely affect such Pledgor’s performance hereunder;
(g)
This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of such Pledgor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance;
(h)
Neither the execution and delivery by such Pledgor of this Agreement, nor the compliance with the terms and provisions hereof, will violate any material provision of any

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material Law or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Official Body to which such Pledgor is subject or any provision of any material agreement, understanding or arrangement to which Pledgor is a party or by which such Pledgor is bound;
(i)
Such Pledgor’s exact legal name is as set forth on the signature page hereto;
(j)
The state of incorporation, formation or organization as applicable, of such Pledgor is as set forth on Schedule A to the Security Agreement;
(k)
Such Pledgor’s chief executive office is as set forth on Schedule A to the Security Agreement; and
(l)
All rights of such Pledgor in connection with its ownership of each of the Companies are evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership and organizational documents of each of the Companies and no shareholder or other similar agreements are applicable to any of the Pledged Collateral, and no such certificate, instrument or other document provides that any member interest, or partnership interest or other intangible ownership interest, constituting Pledged Collateral, is a “Security” within the meaning of and subject to Article 8 of the Code; and, the organizational documents of each Company contain no restrictions on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each of the Companies.
5.
General Covenants.

Each Pledgor hereby covenants and agrees as follows:

(a)
Such Pledgor shall do all reasonable acts that may be necessary to maintain, preserve and protect the Pledged Collateral; such Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Administrative Agent.
(b)
Such Pledgor shall pay prior to delinquency any and all material taxes, duties, fees or imposts of any nature imposed by any Official Body on any of the Pledged Collateral, except to the extent contested in good faith by appropriate proceedings;
(c)
Such Pledgor shall, upon reasonable prior written notice other than during the continuance of an Event of Default, permit the Administrative Agent, its officers, employees and agents at reasonable times during normal business hours to inspect all books and records related to the Pledged Collateral, provided, that Administrative Agent shall make a reasonable effort to conduct such inspection contemporaneously with any inspection done pursuant to Section 8.5 of the Credit Agreement and any such inspection shall be at the expense of the Pledgor as set forth in Section 8.5 of the Credit Agreement;
(d)
Subject to Section 2(c) hereof, to the extent, following the date hereof, such Pledgor acquires capital stock, shares securities, member interests, partnership interests and other ownership interests of any of the Companies or any of the rights, property or securities, shares,

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capital stock, member interests, partnership interests or any other ownership interests described in the definition of Pledged Collateral with respect to any of the Companies, such ownership interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Administrative Agent; and, such Pledgor thereupon shall deliver all such securities, shares, capital stock, member interests, partnership interests and other ownership interests together with an updated Schedule A hereto, to the Administrative Agent together with all such control agreements, financing statements, and any other documents necessary to implement the provisions and purposes of this Agreement as the Administrative Agent may request;
(e)
Except as permitted by the Credit Agreement, during the term of this Agreement, such Pledgor shall not sell, assign, replace, retire, transfer or otherwise dispose of its Pledged Collateral;
(f)
Such Pledgor will not change its state of incorporation, formation or organization, as applicable without providing fifteen (15) days prior written notice to the Administrative Agent;
(g)
Such Pledgor will not change its name without providing fifteen (15) days prior written notice to the Administrative Agent;
(h)
Such Pledgor shall preserve its existence as a corporation or a limited liability company, as applicable, and except as permitted by the Credit Agreement, shall not (i) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not such Pledgor, or (ii) sell all or substantially all of its assets; and
(i)
During the term of this Agreement, such Pledgor shall not permit any Company to treat any uncertificated ownership interests as securities which are subject to Article 8 of the Code.
6.
Other Rights With Respect to Pledged Collateral.
(a)
In addition to the other rights with respect to the Pledged Collateral granted to the Administrative Agent hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Administrative Agent or its nominee, at the option of the Administrative Agent, and at the expense of the Pledgors, may (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Administrative Agent or provider of Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product, on deposit or otherwise, belonging to any Pledgor, as the Administrative Agent in its sole but reasonable discretion shall determine; (d) exercise any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant Company or Companies of Pledged Collateral or otherwise; (e) exercise any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any Company, the right to deposit and deliver any Pledged Collateral with any

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committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine); and (f) do anything which any Pledgor is required but fails to do hereunder, all without liability except to account for property actually received by Administrative Agent; provided, however, that the Administrative Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(b)
In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder (after and during the continuation of an Event of Default), (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Pledgor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the Company thereof) by any other person (including the Company of such Pledged Collateral or any officer or agent thereof), and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).
(c)
Each Pledgor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Pledgor, each Company of any Pledged Collateral pledged hereunder by such Pledgor to (i) comply with any instruction received by it from the Administrative Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Pledgor agrees that such Company shall be fully protected from liability to such Pledgor in so complying and (ii) unless otherwise expressly permitted hereby or the Credit Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Administrative Agent.
7.
Additional Remedies Upon Event of Default.

Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Administrative Agent shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 6 above and under the other Loan Documents, the following rights and remedies:

(a)
The Administrative Agent may, after ten (10) days’ advance notice to the Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor’s Pledged Collateral or any part thereof at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Pledgor agrees that ten (10) days’ advance notice of the time and place of any public sale or the time after which any private

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sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Administrative Agent may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, member interests, partnership interests or ownership interests for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit Pledgor (or Company) to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable securities laws, even if Pledgor (or Company) would agree to do so.
(b)
The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Administrative Agent has made all deductions of expenses, including but not limited to attorneys’ fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Administrative Agent’s rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable, as follows:
(i)
first, to the Secured Obligations and to reimburse the Administrative Agent for reasonable and documented out‑of‑pocket costs, expenses and disbursements, including without limitation reasonable and documented out-of-pocket attorneys’ fees and legal expenses, incurred by the Administrative Agent in connection with realizing on the Pledged Collateral or collection of any obligation of any Pledgor under any of the Loan Documents or any obligations in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product, including advances made subsequent to an Event of Default by the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Pledged Collateral, including without limitation advances for taxes, insurance, and the like, and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale of or other realization on, any of the Pledged Collateral, in such order as the Administrative Agent may determine in its discretion; and
(ii)
the balance, if any, as required by Law.
8.
Administrative Agent’s Duties.

The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to

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any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

9.
Additional Pledgors.

It is anticipated that additional persons will from time to time become Subsidiaries of the Borrower or a Guarantor, each of whom will be required to join this Pledge Agreement. It is acknowledged and agreed that new Subsidiaries of the Borrower or of a Guarantor will become Pledgors hereunder and will be bound hereby simply by executing and delivering to Administrative Agent a Guarantor Joinder in the form of Exhibit B to the Credit Agreement. In addition, a new Schedule A hereto shall be provided to Administrative Agent showing the pledge of the ownership interest in such new Subsidiary and any ownership interests that such new Subsidiary owns in any other Person.

10.
No Waiver; Cumulative Remedies.

No failure to exercise, and no delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Loan Documents or by Law. Each Pledgor waives any right to require the Administrative Agent to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Administrative Agent’s power.

11.
No Discharge Until Indefeasible Payment of the Secured Obligations.

The pledge, security interests, and other Liens and the obligations of each Pledgor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Administrative Agent, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Pledgor or which would otherwise operate as a discharge of such Pledgor as a matter of law or equity. Without limiting the generality of the foregoing, each Pledgor hereby consents to, and the pledge, security interests, and other Liens given by such Pledgor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:

(a)
Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document, any obligations in connection with any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product or any of the Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or any other Person with respect thereto;
(b)
Any increase, decrease, or change in the amount, nature, type or purpose of any of or any release, surrender, exchange, compromise or settlement of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the

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time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document, any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product or any of the Secured Obligations;
(c)
Any failure to assert any breach of or default under any Loan Document, any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents or any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against such Pledgor or any other Person under or in connection with any Loan Document or any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Pledgor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;
(d)
Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Administrative Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Pledged Collateral). As used in this Agreement, “direct or indirect security” for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;
(e)
Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Pledgor or the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or the Borrower or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Administrative Agent or any Pledgor or the Borrower or by any other Person in connection with any such proceeding;
(f)
Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Pledgor or the Borrower or any other Person with respect to any Loan Document or any of the Secured Obligations; or any discharge by operation of law or release of any Pledgor or the

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Borrower or any other Person from the performance or observance of any Loan Document or any of the Secured Obligations;
(g)
Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including any Pledgor, excepting only payment in full of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted).
12.
Taxes.

Each Pledgor hereby agrees to be bound by the provisions of Section 5.9 of the Credit Agreement and shall make all payments free and clear of Taxes as provided therein.

13.
Waivers.

To the fullest extent permitted by applicable Law, each Pledgor hereby waives any and all defenses which any Pledgor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Pledgor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Pledgor hereby further waives each of the following:

(a)
All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Pledgor, including the following: any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of such Pledgor or the Borrower or any other Person to comply with any Loan Document or Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Borrower or any other Person;
(b)
Any right to any marshalling of assets, to the filing of any claim against such Pledgor or the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Pledgor or the Borrower, or any other Person of any other right or remedy under or in connection with any Loan Document, any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product, or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct

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or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that any Pledgor receive notice of any such acceptance;
(c)
Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Secured Obligations), which results in denial or impairment of the right of the Administrative Agent to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Secured Obligations.
14.
Setoff.

Pledgor hereby waives and releases, and shall not assert, any and all rights of setoff and any similar claims or actions whatsoever now and hereafter it may have at any time against the Secured Party or any Lender, any of the Secured Party’s Affiliates, and any of the respective successors, assigns, and participants of the Secured Party or any Lender.

15.
Assignment.

All rights of the Administrative Agent under this Agreement shall inure to the benefit of its successors and assigns. All obligations of each Pledgor shall bind its successors and assigns; provided, however, no Pledgor may assign or transfer any of its rights and obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.

16.
Severability.

Any provision of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.

17.
Governing Law.

This Agreement shall be construed in accordance with and governed by the internal laws of the New York without regard to its conflicts of law principles, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the New York.

18.
Notices.

All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be as set forth in Section 12.5 of the Credit Agreement.

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19.
Specific Performance.

Each Pledgor acknowledges and agrees that, in addition to the other rights of the Administrative Agent hereunder and under the other Loan Documents, because the Administrative Agent’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Administrative Agent’s rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which such Pledgor has appointed the Administrative Agent its attorney-in-fact, and (v) to enforce the Administrative Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.

20.
Voting Rights in Respect of the Pledged Collateral.

So long as no Event of Default shall occur and be continuing under the Credit Agreement, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that such Pledgor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Collateral, as the case may be, if such action would have a material adverse effect on the value of any Pledged Collateral. Without limiting the generality of the foregoing and in addition thereto, except as may be permitted under the terms of the Credit Agreement, the Pledgors shall not vote to enable, or take any other action to permit, any of the Companies to issue any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature or to issue any other securities, shares, capital stock, member interests, partnership interests or other ownership interests convertible into or granting the right to purchase or exchange for any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature of any such Company or to enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Collateral.

21.
Consent to Jurisdiction.

The terms of the Credit Agreement with respect to consent to jurisdiction are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

22.
Waiver of Jury Trial.

EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

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23.
Entire Agreement; Amendments.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by any Pledgor. This Agreement may not be amended or supplemented except by a writing signed by the Administrative Agent and the Pledgors.

24.
Counterparts; Telecopy Signatures.

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Pledgor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of the signature pages hereof purporting to be signed on behalf of any Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.

25.
Construction.

The rules of construction contained in Section 1.2 of the Credit Agreement apply to this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Pledge Agreement (Richardson)

PLEDGORS: RICHARDSON ELECTRONICS, LTD.

By:
Name:
Title:

RICHARDSON INTERNATIONAL, INC.

By:
Name:
Title:

Pledge Agreement (Richardson)

Pledgor	Company	Company [shares] owned by Pledgor	Pledged Collateral
Richardson Electronics, Ltd.	Richardson International, Inc.	100% (1,000 shares)	100% of the shares of the Company
Richardson Electronics, Ltd.	Richardson Electronics (Thailand) Limited	100% (20,000 shares)	100% shares of the non-voting shares of the Company 65% shares of the voting shares of the Company
Richardson Electronics, Ltd.	Richardson Electronics S.A. de C.V.	100% of the shares	100% shares of the non-voting shares of the Company 65% shares of the voting shares of the Company
Richardson Electronics, Ltd.	Richardson Electronics Iberica, S.A.	0.04% (200 Common registered shares)	100% shares of the non-voting shares of the Company 65% shares of the voting shares of the Company
Richardson International, Inc.	Richardson Electronics Global Holdings B.V.	100% of the shares	100% shares of the non-voting shares of the Company 65% shares of the voting shares of the Company
Richardson International, Inc.	Richardson Electronics Iberica, S.A.	99.96% (4,800 Common registered shares)	100% shares of the non-voting shares of the Company 65% shares of the voting shares of the Company

SCHEDULE A
TO
PLEDGE AGREEMENT

Description of Pledged Collateral

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